Exhibit 99.1

Investor Relations Contact:

John Mills

Integrated Corporate Relations

310.954.1105

jmills@icrinc.com

Media Contact:

Amy Binder

RF| Binder Partners

212-994-7600

abinder@rfbinder.com

eDiets.com® Announces Q3 2006 Results

FORT LAUDERDALE, FL, November 9, 2006 – eDiets.com, Inc. (NASDAQ: DIET), leveraging the power of the Internet to bring diet, fitness and healthy lifestyle solutions to everyone, today announced results for the third quarter and nine months ended September 30, 2006.

Revenues from continuing operations for the third quarter of 2006 were $12.2 million, an 8% decrease from $13.2 million in the comparable period last year. Income from continuing operations for the quarter was $0.5 million, or $0.02 per diluted share compared to $2.2 million and $0.10 per diluted share for the third quarter of 2005.

Adjusted EBITDA*, defined as net income before interest, taxes, depreciation, amortization, stock based compensation, discontinued operations and severance charges, for the quarter ended September 30, 2006 was $1.3 million compared to $2.4 million for the comparable period last year.

For the nine months ended September 30, 2006, the Company reported revenues from continuing operations of $39.3 million, a 4% decrease from revenues of $40.8 million for the comparable period last year. Income (loss) from continuing operations for the first nine months of 2006 was $(3.6) million, or ($0.16) per diluted share compared to income of $0.7 million, or $0.03 per diluted share for the first nine months of 2005.

Adjusted EBITDA (loss)* for the nine months ended September 30, 2006 totaled ($1.2) million compared to $1.2 million for the comparable period last year.

Operating Highlights:

•	Named Steve Rattner, founder and CEO of Nutrio.com, President

•	Began the integration of the Nutrio.com and eDiets.com technology platforms

•	Reduced Cost per Acquisition (CPA) for Q306 to $67 vs. $78 in the first half of 2006

•	Signed, or are in the process of signing, five new contracts at Nutrio.com

•	Licensed geographic rights and transferred assets for Germany, Austria, Spain, Portugal and Brazil to a German online business development company

“We remain focused on building a strong financial and operational foundation that will support long-term profitable revenue growth,” said Steve Rattner, President. “During the quarter we started to eliminate certain low-yielding portions of our ad budget and relocated our corporate headquarters to Fort Lauderdale. We also embarked on the integration of our Nutrio.com and eDiets.com technology platforms into a single asset that we believe will support lifetime relationships with our business and consumer customers. Nutrio.com is exhibiting rapid growth and has signed, or is in the process of signing, five new contracts as well as continuing to expand its business with existing clients.”

Robert Hamilton, Chief Financial Officer, commented, “We are making progress on our more profitable subscriber initiatives. Our ad spend decreased over 25% year-over-year and we lowered our cost per acquisition to $68, from $78 in the first half of the year.”

Mr. Rattner concluded, “We are confident that we are positioning eDiets.com to realize our potential in the weight loss and wellness arena. We are currently reviewing the results of our comprehensive evaluation of our direct-to-consumer meal delivery program, and continue to believe that there is a longer-term opportunity in this market. In addition we are taking a thorough look at all of our strategic plans, opportunities and priorities for 2007 and beyond.”

Conference Call:

The company will host a conference call to discuss the third quarter results at 8:30 a.m. Eastern Time on Thursday, November 9, 2006. Participants may access the call by dialing 800-573-4840 (domestic) or 617-224-4326 (international), passcode 76111398. In addition, the call will be webcast via the Investor Relations section of the company’s web site at www.eDiets.com/investors, where it will also be archived. A telephone replay will be available through Tuesday, November 14, 2006. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 55006965.

About eDiets.com

eDiets.com, Inc. is a premier online diet, fitness, and healthy living destination offering professional advice, information, products and services to those seeking to improve their health and longevity. Since 1997 more than two million consumers worldwide have become eDiets.com members. Among other honors, the site has been named a Forbes.com Spring 2005 “Best of the Web” and “Forbes Favorite” in the diet and nutrition category, and a PC Magazine “Editors’ Choice” in 2004 and 2005. eDiets.com offers more than 20 personalized online nutrition and fitness programs, as well as access to a wide range of expert and peer-based online support services that are all conveniently available around the clock. Founded in 1996 and headquartered in Fort Lauderdale, FL, eDiets.com operates Web sites at http://www.eDiets.com and http://www.eFitness.com. For more information about eDiets.com, please call 954-360-9022 or visit http://www.eDiets.com

*	Use of Non-GAAP Financial Measures

In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA (EBITDA loss) as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA (EBITDA loss) as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA (EBITDA loss), as presented, may not be comparable to similarly titled measures of other companies.

Net income (loss) is the GAAP financial measure most directly comparable to adjusted EBITDA (EBITDA loss). A reconciliation of adjusted EBITDA (EBITDA loss) to net income (loss) is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Net income (loss)	$465	$2,080	$(3,892)	$(135)
Interest, net	(29)	(80)	(175)	(156)
Income tax provision (benefit)	9	(3)	54	(4)
Depreciation	248	200	704	601
Amortization of intangible assets	302	11	459	34
Stock- based compensation	213	18	870	55
Discontinued operations	42	132	312	812
Severance charges	0	0	475	0

Adjusted EBITDA (loss)	$1,250	$2,358	$(1,193)	$1,207

Safe Harbor Statement

Statements which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of the Company to be materially different from those which may be expressed or implied by such statements. These risks and uncertainties include, among others, that the Company will not be able to obtain sufficient and/or acceptable outside financing (when and if required), changes in general economic and business conditions, changes in product acceptance by consumers, a decline in the effectiveness of sales and marketing efforts, loss of market share and pressure on prices resulting from competition, volatility in the advertising markets utilized by the Company, the termination of contractual relationships with the Company’s brand partners which license certain brand components and other proprietary information for the Company’s subscription programs, regulatory actions affecting the Company’s marketing activities, and the outcome of litigation pending against the Company. For additional information regarding these and other risks and uncertainties associated with eDiets.com’s business, reference is made to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. The Company does not undertake any obligation to publicly update any forward- looking statements.

— Financial Tables Follow —

###

eDiets.com, Inc.

Summary of Consolidated Financial Information

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Continuing Operations:
Revenues:
Membership	$9,481	$11,529	$30,818	$34,898
Other revenue	2,698	1,700	8,450	5,941
Total revenues	12,179	13,229	39,268	40,839

Cost and expenses:
Cost of revenue	2,323	1,821	7,680	5,729
Technology and development	873	459	2,226	1,927
Sales, marketing and support	5,909	7,464	25,881	28,323
General and administrative	2,268	1,311	6,698	4,244
Amortization of Intangibles	302	11	459	34
Total cost and expenses	11,675	11,066	42,944	40,257

Income from operations	504	2,163	(3,676)	582
Other income, net	12	46	150	91
Income tax (provision) benefit	(9)	3	(54)	4
Income (loss) from continuing operations	507	2,212	(3,580)	677

Discontinued Operations:
Loss from operations	(82)	(132)	(352)	(812)
Gain on disposal, net of tax	40	—	40	—
Loss from discontinued operations	(42)	(132)	(312)	(812)
Net income (loss)	$465	$2,080	$(3,892)	$(135)

Basic (loss) earnings per share
Income from continuing operations	$0.02	$0.10	$(0.16)	$0.03
Loss from discontinued operations	(0.00)	(0.01)	(0.01)	(0.04)
Net income (loss)	$0.02	$0.09	$(0.17)	$(0.01)

Diluted (loss) earnings per share
Income from continuing operations	$0.02	$0.10	$(0.16)	$0.03
Loss from discontinued operations	(0.00)	(0.01)	(0.01)	(0.04)
Net income (loss)	$0.02	$0.09	$(0.17)	$(0.01)
Weighted average common and common equivalent shares outstanding
Basic	24,219	21,586	23,004	21,448
Diluted	24,739	22,482	23,004	21,448